SECURITIES AND EXCHANGE COMMISSION

		      WASHINGTON, D.C.  20549



			     FORM 8-K

			  CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): DECEMBER, 31, 2002


		    BANGOR HYDRO-ELECTRIC COMPANY
		    -----------------------------
	(Exact name of registrant as specified in its charter)




	  MAINE                1-10922                01-0024370
	  -----                -------                ----------
(State of Incorporation)         (Commission File No.)  (IRS Employee ID No.)





     33 STATE STREET, BANGOR, MAINE                        04401
     ------------------------------                        -----
(Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code:  (207-945-5621)



ITEM 5  OTHER EVENTS
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CALL OF REDEEMABLE PREFERRED STOCK.  On December 31, 2002 the Company
issued Notices of Redemption to holders of its 4% and 4 1/4% Series of redeemable preferred stock. Pursuant to the Notices, these series have been called, with redemption to occur beginning on March 1, 2003. Holders of shares of the 4% redeemable series will receive, upon surrender of their share certificates, $110 per share, together with accrued dividends for the period of October 1, 2002 through February 28, 2003, without interest. Holders of shares of the 4 1/4% redeemable series will receive, upon surrender of their share certificates, $100 per share, together with accrued dividends for the period of October 1, 2002 through February 28, 2003, without interest. The call of the 4% and 4 1/4% series does not affect the Company's 7% Series of preferred stock, which is noncallable.


The Company has three outstanding series of preferred stock as follows:

			       Outstanding
				 Shares
4% (callable at $110)            17,500
4 1/4% (callable at $100)         4,840
7% (noncallable)                 25,000
				 ------
				 47,340

As reported in its Quarterly Report on Form 10-Q for the quarter ending
June 30, 2002, at the Company's Annual Meeting of Shareholders held on April 24, 2002, the Company's shareholders approved a resolution delegating to the Company's Board of Directors the authority to redeem shares of the Company's stock. At a subsequent Board of Director's meeting held on July 31, 2002, the Board authorized management to conduct a preferred stock redemption program.

As reported in its Current Report on Form 8-K dated December 9, 2002, the Company requested Maine Public Utilities Commission approval for authority to redeem all or a portion of its outstanding preferred stock. This approval was received on December 23, 2002. Also as reported in its Current Report on Form 8-K dated December 9, 2002, the Company intends to acquire all or a portion of the shares through a tender offer and/or a call of the shares.


ITEM 14 EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K
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(c)     Exhibits.  None.





				 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANGOR HYDRO-ELECTRIC COMPANY




Date: January 6, 2003                by:
					/s/ David R. Black
					------------------
				     David R. Black
				     Treasurer and Controller
				     Chief Financial Officer